Exhibit 32.2
Certification of Chief Financial Officer
     Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Terayon Communication Systems, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:
     (i) the accompanying Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 29, 2006	/s/ Mark A. Richman

Mark A. Richman
Chief Financial Officer and Senior Vice President, Finance and Administration
The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.